Exhibit 10.2

AMENDMENT TO EMPLOYMENT AGREEMENT
THE PRINCETON REVIEW, INC.

       This Amendment to the Employment Agreement (the “Employment Agreement”), dated April 24, 2004 is between Margot Lebenberg (“Exec”) and The Princeton Review, Inc. (“TPR”) is entered into by Exec and TPR.

WHEREAS, TPR and Exec desire to amend the Employment Agreement as set forth herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	Paragraph 6 of the Employment Agreement is amended and restated as follows:

Severance and Benefits: If Exec’s employment is terminated or Reassigned then in addition to the payments provided under Section 5.1 of the Policy Statement, but in lieu of the payments provided under Section 5.3 of the Policy Statement, TPR will pay Exec her then current base salary plus benefits for two years, and all unvested equity grants that have not fully vested shall immediately vest.

2.	Paragraph 5 in the Employment Agreement shall be amended as follows:

June 29, 2006 shall be changed to June 29, 2009.

3.	All other provisions of the Employment Agreement shall remain in full force and effect.

Agreed to June 15, 2007	Agreed to June 21, 2007

/s/ John Katzman	/s/ Margot Lebenberg
John Katzman Chairman and CEO	Margot Lebenberg